UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 2, 2023

DERMTECH, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38118	84-2870849
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
11099 N. Torrey Pines Road, Suite 100
La Jolla, CA 92037
(Address of Principal Executive Offices and Zip Code)
Registrant’s telephone number, including area code (858) 450-4222

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	DMTK	Nasdaq
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.    Results of Operations and Financial Condition.
On March 2, 2023, DermTech, Inc. (the “Company”) issued a press release announcing its financial results for the quarter and year ended December 31, 2022, certain other information.

The information set forth under this Item 2.02 and in Exhibit 99.1 is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information contained herein and in the accompanying exhibit is not to be incorporated by reference in any filing of the Company under the Exchange Act or the Securities Act of 1933, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 1, 2023, the Company and its president and chief executive officer, John Dobak, entered into a transition agreement (the “Transition Agreement”), which provides, among other things, that Dr. Dobak will remain employed as the Company’s president and chief executive officer until the earliest to occur of (i) the Company’s retention of a new chief executive officer and (ii) September 30, 2023 (the “Separation Date”). Dr. Dobak has agreed to, in addition to performing his existing duties as president and chief executive officer, cooperate with the Company’s efforts to recruit and engage a new chief executive officer until the Separation Date and to resign as president and chief executive officer and as a director of the Company on the Separation Date. Through the Separation Date the Company will continue to pay Dr. Dobak’s salary and benefits, the Company will grant Dr. Dobak 56,407 restricted stock units (subject to quarterly vesting), and Dr. Dobak’s equity awards will continue to vest. From the Separation Date until January 1, 2024, Dr. Dobak has agreed to provide certain consulting services to the Company for no additional compensation, except that Dr. Dobak’s equity awards shall continue to vest during this period. Provided Dr. Dobak remains party to the Transition Agreement and certain releases, he will also be entitled to receive a lump sum cash payment in an amount equal to 12 months of his then current base salary within 30 days of his agreement to certain releases, payment of COBRA premiums for up to twelve months following the Separation Date, additional vesting and extended exercisability for certain equity awards, and certain cash bonuses, each as further described in the Transition Agreement. Dr. Dobak’s decision to enter into the Transition Agreement was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. The Board approved the Transition Agreement on February 28, 2023.
Item 9.01.    Financial Statements and Exhibits.
(d)Exhibits.

Exhibit No.	Description

99.1	Press Release, dated March 2, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DERMTECH, INC.

Date: March 2, 2023	By:	/s/ Kevin Sun
	Name:	Kevin Sun
	Title:	Chief Financial Officer